ASSIGNMENT OF INTELLECTUAL PROPERTY

This ASSIGNMENT OF INTELLECUTAL PROPERTY (“Assignment”) is made and entered into as of June 9, 2008 (the “Effective Date”), by and between Southern Sauce Company, Inc. (“Assignor”), and Michael Jordan (“Assignee”).

RECITALS

A.  Assignor is the owner of certain intellectual property rights, including the trade names, logos, copyrights, service marks, and/or trademarks, listed on Schedule A hereto (the “Intellectual Property”).

B.  Pursuant to the terms of this Assignment, Assignor desires to assign Assignor's right, title, and interest in the Intellectual Property to Assignee, and Assignee desires to accept the assignment and assume all of the obligations associated with the Intellectual Property.

NOW, THEREFORE, in consideration of the payment and delivery to Assignor of all monies and instruments to be paid and delivered to Assignor by Assignee pursuant to the terms of this Assignment, the receipt of which Assignor acknowledges, Assignor and Assignee agree as follows:

1.  Assignment and Sale of Intellectual Property. Upon receipt of $100.00 from Assignee, Assignor sells, assigns and transfers to Assignee all of its right, title, and interest in and to the Intellectual Property as of the Effective Date.

2.  Acceptance of Assignment and Obligations. Assignee agrees to and accepts the purchase and assignment of the Intellectual Property.

3. Further Assurance. Assignor shall execute such written instruments, extend such other cooperation and perform such other acts as may be necessary or advisable, including without limitation, making all required filings with the United States Patent and Trademark Office to register a trademark and hereby irrevocably appoints Assignee as Assignor's attorney in fact to undertake such acts in Assignor's name.

4. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original. The counterparts shall together constitute but one agreement.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the Effective Date.

Southern Sauce Company, Inc.

/s/ John Vogel
John Vogel, CEO

/s/ Michael Jordan
Michael Jordan